UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    November 9, 2011
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      REGULATION FD DISCLOSURE

Basis of Presentation

The information furnished in this Current Report on Form 8-K provides supplemental information regarding OSI Restaurant Partners, LLC’s (the “Company’s”) results for the three and nine months ended September 30, 2011 and 2010 and should be read in conjunction with the financial statements and notes thereto and the other information included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Form 10-Q”).  The results for the three and nine months ended September 30, 2011 and 2010 are not necessarily indicative of a full year’s results.  Generally accepted accounting principles in the United States (“U.S. GAAP”) require management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results may vary materially from these estimates and assumptions.

Certain of this information will be discussed in the Company’s conference call being held on Thursday, November 10, 2011 at 10:00 a.m. EST.  This report includes the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures referenced during the conference call.

The Company’s operating concepts are Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse & Wine Bar, and Roy’s.  The Company’s restaurant system operates in 49 states and 21 countries internationally as of September 30, 2011.

Summary of Third Quarter Results

Total revenue increased by 8.9% to $928,320,000 in the three months ended September 30, 2011 as compared to $852,637,000 in the same period last year primarily due to strong comparable-store sales at all concepts. Adjusted EBITDA, defined below, increased by 14.3% to $59,106,000 in the third quarter of 2011 as compared to $51,718,000 in the same period last year. Please refer to the Form 10-Q for a more complete description of the Company’s results.

Liz Smith, Chief Executive Officer, remarked, “We are very pleased with our strong top line results in generating a sixth consecutive quarter of positive comparable-store sales growth and share gains at all of our major concepts. We have made excellent progress driving performance across all concepts by improving menu innovation, service and marketing while building infrastructure for future growth.  As we look toward 2012, we will continue our focus on transforming OSI into a sustainable growth company by increasing existing unit sales and by accelerating expansion domestically and internationally.”

Third Quarter – Comparable-Store Sales

Comparable-store sales for the Company’s significant restaurant brands for the quarter ended September 30, 2011 compared to the same quarter in 2010 changed by approximately:

Quarter ended September 30, 2011	Company- owned	Franchise and development joint venture (1)	System-wide
Domestic comparable-store sales (stores open 18 months or more)
Outback Steakhouse	6.0%	3.3%	5.6%
Carrabba’s Italian Grill	6.3%	5.8%	6.3%
Bonefish Grill	7.4%	6.7%	7.4%
Fleming’s Prime Steakhouse and Wine Bar	10.1%	n/a	10.1%
_________________

(1)
These sales do not represent sales of OSI Restaurant Partners, LLC and are presented only as an indicator of changes in the Company’s restaurant system, which management believes is important information about the Company’s restaurant brands.

Reconciliation of Net (Loss) Income Attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR

EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA (a measure the Company is required to report to its lenders, calculated by adjusting EBITDA to exclude certain stock-based compensation expenses, non–cash expenses and significant non–recurring items) and Adjusted EBITDAR (Adjusted EBITDA before rent expense) are supplemental measures of profitability that are not required by or presented in accordance with U.S. GAAP.  They are not measurements of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to Net (loss) income attributable to OSI Restaurant Partners, LLC or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.  The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDAR provide helpful information about the Company’s operations, cash flows and ability to meet its future debt service, capital expenditure and working capital requirements.

The following table reconciles Net (loss) income attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the three and nine months ended September 30, 2011 and 2010 (in thousands):

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010
Net (loss) income attributable to OSI Restaurant Partners, LLC	$(8,510)	$(7,708)	$44,028	$8,947
(Benefit) provision for income taxes	(505)	(5,440)	13,986	11,867
Interest expense, net	15,504	17,756	46,936	53,091
Depreciation and amortization	32,806	32,091	99,465	102,945
EBITDA	$39,295	$36,699	$204,415	$176,850
Impairments, closings and disposals (1)	3,756	1,492	11,926	6,601
Stock-based and other compensation expense (2)	2,589	10,757	16,290	23,382
Non-cash rent expense (3)	4,840	4,836	14,321	14,645
Income from operations of unconsolidated affiliates, net (4)	(1,416)	(2,342)	(7,057)	(4,313)
Pre-opening expense (5)	891	468	1,488	1,369
Management fee (6)	2,383	2,365	6,910	7,210
Unusual and non-recurring expenses (7)	—	—	5,086	1,000
Other, net (8)	6,768	(2,557)	9,866	6,433
Adjusted EBITDA	$59,106	$51,718	$263,245	$233,177
Cash rent (9)	47,341	45,872	141,442	138,081
Adjusted EBITDAR	$106,447	$97,590	$404,687	$371,258
_________________

(1)
Represents the elimination of non-cash impairment charges for fixed assets and intangible assets, cash and non-cash expense from restaurant closings and net gains or losses on the disposal of fixed assets.

(2)
Includes ongoing Partner Equity Plan (“PEP”) expense (net of certain PEP cash distributions) and Partner Ownership Account Plan expense of $17,737,000 and $12,245,000, expenses associated with the vesting of restricted stock and other non-cash charges (net of certain cash distributions) related to compensation programs provided to management, area operating partners and/or restaurant managing partners of $1,968,000 and $8,634,000 and (income) expense incurred as a result of (losses) gains on PEP deferred compensation participant investment accounts of ($3,415,000) and $2,503,000 for the nine months ended September 30, 2011 and 2010, respectively.

(3)
Represents the difference between straight-line and cash rent expenses and the amortization of favorable and unfavorable leases.  Includes approximately $4,737,000 of non-cash rent expense related to the Company’s sister company, Private Restaurant Properties, LLC (“PRP”), for the nine months ended September 30, 2011 and 2010.

(4)	Represents the elimination of income from operations of unconsolidated affiliates, net of distributions received, if any.

(5)	Represents the elimination of employee travel, training, legal and other costs incurred prior to the opening of new restaurants.

(6)	Represents management fees and expenses paid to a management company owned by affiliates of Bain Capital Partners, LLC, Catterton Partners and Company founders.

(7)
The nine months ended September 30, 2011 amount represents additional expense related to the final settlement of an IRS assessment of employment taxes on partner cash distributions for calendar years 2004 through 2006.

(8)
Includes severance expense of $2,235,000 and $2,998,000, executive recruiting and relocation costs of $3,192,000 and $566,000, loss (gain) on the cash surrender value of life insurance of $5,735,000 and ($624,000) and foreign currency transaction (gains) of ($1,490,000) and ($2,387,000) for the nine months ended September 30, 2011 and 2010, respectively, and certain bad debt and legal expenses of $3,312,000 and credit agreement amendment expenses of $1,400,000 for the nine months ended September 30, 2010 as well as losses on natural gas derivative instruments and franchise tax expense.

(9)	Includes cash rent paid to PRP, exclusive of any amounts included in pre-opening expense above, of $52,312,000 and $52,308,000 for the nine months ended September 30, 2011 and 2010, respectively.

Cautionary Statement

This Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on the current expectations of management.  The Company is subject to a number of risks and uncertainties that could cause actual results to differ materially from historical periods and from the forward-looking statements included in this document, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments since it is significantly leveraged as a result of the merger transaction on June 14, 2007; the availability of credit presently arranged from the Company’s revolving credit facilities and the future cost and availability of credit; interest rates; inflation or deflation; increases in unemployment rates and taxes; increases in labor and health insurance costs; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of prices); consumer reaction to public health issues; consumer perception of food safety; local, regional, national and international economic conditions; consumer confidence and spending patterns; the seasonality of the Company’s business; weather, acts of God and other disasters; demographic trends; the cost of advertising and media; and government actions and policies.  Further information on potential factors that could affect the financial results of the Company is included in its 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2011 and in its Form 10-Q.  The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)
Date:	November 9, 2011	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer